UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 31, 2013

REAL DATA, INC.
(Exact name of registrant as specified in its charter)

Utah	0-27177	87-0427597
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2984-G Austin Springs Blvd.
Miamisburg, OH		45342
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(425) 391-3019

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On January 31, 2013 the Board of Directors and the majority share holder of Real Data, Inc., met and approved the termination of the reverse merger between ANTs Software, Inc., a Texas corporation, due to a materially adverse condition by ANTs Software, Inc. The reverse merger was terminated bilaterally, with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL DATA, INC.
Registrant

Dated: February 4, 2013	By:	/s/ Dr. Frank N. Kautzmann, III
Dr. Frank N. Kautzmann, III, Chairman, CEO and President

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